Exhibit 23(ii)

                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement of MainStreet BankGroup Incorporated on Form S-4 of our report dated February 28, 1997 on our audits of the financial statements of Commerce Bank Corporation as of December 31,
1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Prospectus, which is a part of this Registration Statement.

     We also consent to the reference to us under the caption "Experts."

                                COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
September 17, 1997

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